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                                                                    EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned, the Chief Executive Officer and the Chief Financial Officer of Georgia Trust Bancshares, Inc. (the "Company"), each certify that, to his knowledge on the date of this certification:

      1. The quarterly report of the Company for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 13, 2005                         /s/ J. Michael Allen
                                            ------------------------------
                                            J. Michael Allen
                                            Chief Executive Officer

Date:  May 13, 2005                         /s/ J. Dave DeVenny
                                            ------------------------------
                                            J. Dave DeVenny
                                            Chief Financial Officer